UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2022

ZYNGA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35375	42-1733483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 Eighth Street San Francisco, CA 94103		94103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (855) 449-9642

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	ZNGA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Agreement and Plan of Merger

On January 9, 2022, Zynga Inc., a Delaware corporation (“Zynga”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Take-Two Interactive Software, Inc., a Delaware corporation (“Take-Two”), Zebra MS I, Inc., a Delaware corporation and a direct wholly owned subsidiary of Take-Two (“Merger Sub 1”), and Zebra MS II, Inc., a Delaware corporation and a direct wholly owned subsidiary of Take-Two (“Merger Sub 2”). Pursuant to the Merger Agreement, and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub 1 will be merged with and into Zynga (the “Merger”) with Zynga continuing as the surviving corporation and a wholly owned subsidiary of Take-Two, and immediately following the Merger, the surviving corporation in the Merger will merge with and into Merger Sub 2, with Merger Sub 2 continuing as the surviving corporation (the “Subsequent Merger” and together with the Merger, the “Combination”). The Combination is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

As a result of the Combination, (i) each issued and outstanding share of Class A Common stock of Zynga, par value $0.00000625 per share (“Zynga Common Stock”), other than dissenting shares and treasury shares, will be converted into a number of shares (the “Stock Consideration”) of Take-Two’s common stock, par value $0.01 per share (“Take-Two Common Stock”), equal to the Exchange Ratio (as defined below), and the right to receive $3.50 in cash (the “Cash Consideration” and, together with the Stock Consideration, the “Merger Consideration”). The “Exchange Ratio” will be the following: (i) if the Take-Two Common Stock Price (as defined below) is an amount greater than $181.88, then the Exchange Ratio is 0.0350; (ii) if the Take-Two Common Stock Price is an amount greater than or equal to $156.50 but less than or equal to $181.88, then the Exchange Ratio is an amount equal to the quotient (rounded to five decimal places) obtained by dividing (a) $6.36 by (b) the Take-Two Common Stock Price; and (iii) if the Take-Two Common Stock Price is less than $156.50, then the Exchange Ratio is 0.0406. “Take-Two Common Stock Price” will be the volume-weighted average sales price per share of Take-Two Common Stock on the Nasdaq Global Select Market for the consecutive period beginning at 9:30 a.m. New York time on the twenty-third trading day immediately preceding the closing date of the Combination and concluding at 4:00 p.m. New York time on the third trading day immediately preceding such closing date.

The Merger Agreement also provides that at the effective time of the Merger (the “Effective Time”), (i) issued and outstanding options to purchase Zynga Common Stock will be assumed by Take-Two and automatically converted into options exercisable for shares of Take-Two Common Stock (the “Converted Options”), (ii) each issued and outstanding restricted stock unit award covering Zynga Common Stock will be assumed by Take-Two and automatically converted into a Take-Two restricted share unit award covering shares of Take-Two Common Stock (the “Converted RSUs”), and (iii) each issued and outstanding performance stock unit award covering Zynga Common Stock will be assumed by Take-Two and automatically converted into a Take-Two restricted share unit award covering a number of shares of Take-Two Common Stock determined based on the number of shares of Zynga Common Stock subject to the award immediately prior to the Effective Time as determined in accordance with the requirements of the applicable Zynga award agreement (the “Converted PSUs” and, together with the Converted Options, and the Converted RSUs, the “Converted Awards”), in each case with the number of shares (and exercise price, with respect to Converted Options) adjusted based on an exchange ratio that is intended to maintain the intrinsic value of the award immediately prior to the Effective Time. Following the Effective Time, the Converted Awards will vest based on continued service and will continue to be governed by substantially the same terms and conditions as were applicable to the corresponding Zynga equity awards immediately prior to the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants made by each of Zynga and Take-Two, including, among others, covenants by each of Zynga and Take-Two to (i) continue conducting its respective businesses in the ordinary course, consistent with past practice during the interim period between the execution of the Merger Agreement and consummation of the Combination, (ii) not engage in certain specified kinds of transactions during that period and (iii) unless the Merger Agreement is validly terminated, hold a meeting of its stockholders to vote upon, in the case of Zynga’s stockholders, the approval and adoption of the Merger Agreement and the Combination, and, in the case of Take-Two’s stockholders, the approval of both the issuance of the Stock Consideration and the adoption of an amendment to Take-Two’s Amended and Restated Certificate of Incorporation increasing the number of authorized shares of Take-Two Common Stock (the “Take-Two Charter Amendment”).

Pursuant to the terms of a “go-shop” provision in the Merger Agreement, during the period beginning on the date of the Merger Agreement and continuing until 11:59 p.m. (New York time) on February 24, 2022 (such period, the “Go-Shop Period”), Zynga may (i) solicit, propose or facilitate the making of alternative acquisition proposals from third parties; (ii) provide non-public information to third parties in connection with alternative acquisition proposals; and (iii) participate in discussions and negotiations with third parties regarding alternative acquisition proposals. Zynga and Take-Two have agreed that, commencing at 12:01 a.m. (New York time) on February 25, 2022 (in the case of Zynga), and commencing upon the execution of the Merger Agreement (in the case of Take-Two), Zynga and Take-Two will be subject to “no-shop” restrictions and will not, subject to certain exceptions set forth in the Merger Agreement, (i) solicit or knowingly encourage inquiries or proposals relating to alternative acquisition transactions or (ii) engage in discussions or negotiations regarding, or provide any non-public information to third parties in connection with, alternative acquisition proposals. In addition, each of Zynga and Take-Two have agreed that, subject to certain exceptions, its board of directors will not withdraw its respective recommendations to their respective stockholders in favor of the approval and adoption of Merger Agreement and the Combination (in the case of Zynga), or the approval of the issuance of the Stock Consideration and the adoption of the Take-Two Charter Amendment (in the case of Take-Two).

In connection with the closing of the Combination, Take-Two has agreed to expand the size of its board of directors from eight to ten directors, and to appoint two of Zynga’s current directors to the Board as designated by Zynga and approved by Take-Two.

The closing of the Combination is subject to certain conditions, including (i) the approval and adoption of the Merger Agreement and the Combination by Zynga’s stockholders, (ii) the approval of the issuance of the Stock Consideration and the adoption of the Take-Two Charter Amendment by Take-Two’s stockholders, (iii) the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and clearance under the antitrust laws of certain non-United States jurisdictions, (iv) there having not occurred a material adverse effect on the other party, (v) the effectiveness of a registration statement on Form S-4 with respect to shares of Take-Two Common Stock to be issued in the Merger and (vi) other customary conditions.

Either Zynga or Take-Two may terminate the Merger Agreement if, among certain other circumstances, (i) the Combination has not become effective on or before January 9, 2023 or (ii) Zynga’s stockholders fail to approve and adopt the Merger Agreement and the Combination, or Take-Two’s stockholders fail to approve the issuance of the Stock Consideration and/or the adoption of the Take-Two Charter Amendment. Zynga may terminate the Merger Agreement in certain additional circumstances, including: (a) to allow Zynga to enter into a definitive agreement for an alternative business combination proposal that constitutes a “superior proposal,” or (b) if Take-Two’s board of directors withdraws or adversely changes its recommendation to Take-Two’s stockholders in favor of the approval of the issuance of the Stock Consideration or the adoption of the Take-Two Charter Amendment. Take-Two may terminate the Merger Agreement in certain additional circumstances, including if Zynga’s board of directors withdraws or adversely changes its recommendation to Zynga’s stockholders in favor of the approval and adoption of the Merger Agreement and the Combination.

The Merger Agreement provides for the payment of a “termination fee” upon the termination of the Merger Agreement in specified circumstances, including if the Merger Agreement is terminated by either Take-Two or Zynga as a result of an adverse change in the recommendation of the other party’s board of directors. In such instance, Take-Two is required to pay to Zynga (in the case of a termination by Zynga), or Zynga is required to pay to Take-Two (in the case of a termination by Take-Two), a termination fee of $550 million. In addition, Zynga is required to pay to

Take-Two a termination fee of $550 million if Zynga terminates the Merger Agreement to enter into a definitive agreement for an alternative business combination proposal that constitutes a “superior proposal,” unless Zynga so terminates the Merger Agreement during the Go-Shop Period, in which case Zynga would be required to pay to Take-Two a lower termination fee of $400 million.

If the Merger Agreement is terminated because Zynga’s stockholders fail to approve the adoption of the Merger Agreement and the Combination, and Take-Two’s stockholders approve the issuance of the Stock Consideration and the adoption of the Take-Two Charter Amendment, Zynga will be required to pay Take-Two an expense reimbursement of $50 million. If the Merger Agreement is terminated because Take-Two’s stockholders fail to approve the issuance of the Stock Consideration and the adoption of the Take-Two Charter Amendment, and Zynga’s stockholders approve the adoption of the Merger Agreement and the Combination, Take-Two will be required to pay to Zynga an expense reimbursement of $50 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Take-Two or Zynga. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by each of Take-Two and Zynga to each other in connection with the signing of the Merger Agreement or in filings of the parties with the SEC. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Take-Two and Zynga rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about Take-Two or Zynga.

Voting Agreements

In connection with the Merger Agreement, on January 9, 2022, Zynga’s executive officers and directors (and certain of their respective affiliates), solely in their capacity as stockholders of Zynga, entered into Voting Agreements with Take-Two and Zynga (the “Zynga Voting Agreement”), pursuant to which each such stockholder agreed, among other things, during its term and subject to certain exceptions as set forth therein, to vote the Zynga Common Stock held by it (i) in favor of adoption of the Merger, (ii) against any alternative acquisition proposal, and (iii) against any other action or agreement that is intended, or would reasonably be expected, to materially impede, interfere with or delay the Combination or the transactions contemplated by the Merger Agreement. The stockholders subject to the Zynga Voting Agreements beneficially own in the aggregate approximately 5.6% of the outstanding shares of Zynga Common Stock as of January 6, 2022. The Zynga Voting Agreements terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) the effectiveness of amendments, modifications or supplements to the Merger Agreement that decrease the amount of, or change the form of, merger consideration or that are materially adverse to Zynga’s stockholders, and (iv) the termination of the Zynga Voting Agreements by written agreement of each of Take-Two, Zynga and the stockholders party thereto.

Also in connection with the Merger Agreement, on January 9, 2022, Take-Two’s executive officers and directors (and certain of their respective affiliates), solely in their capacity as stockholders of Take-Two, entered into a Voting Agreement with Zynga and Take-Two (the “Take-Two Voting Agreement”), pursuant to which each such stockholder agreed, among other things, during its term and subject to certain exceptions as set forth therein, to vote Take-Two Common Stock held by it (i) in favor of the issuance of the Stock Consideration and the adoption of the Take-Two Charter Amendment, (ii) against any alternative acquisition proposal, and (iii) against any other action or agreement that is intended, or would reasonably be expected, to materially impede, interfere with or delay the Combination or the transactions contemplated by the Merger Agreement. The stockholders subject to the Take-Two Voting Agreements beneficially own less than 1% in the aggregate of the outstanding shares of Take-Two Common Stock as of January 6, 2022. The Take-Two Voting Agreements terminate upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, and (iii) the termination of the Take-Two Voting Agreements by written agreement of each of Take-Two, Zynga and the stockholder.

The foregoing description of the Take-Two Voting Agreements and the Zynga Voting Agreements does not purport to be complete and is qualified in its entirety by the full text of the Take-Two Voting Agreements and the Zynga Voting Agreements. A form of the Voting Agreements signed by Zynga’s executive officers and directors (other than Mark Pincus) and certain of their respective affiliates is filed as Exhibit 10.1 hereto, and a form of the Voting Agreement signed by Mark Pincus and certain of his respective affiliates is filed as Exhibit 10.2 hereto, and each are incorporated by reference herein. A form of the Voting Agreement signed by Take-Two’s executive officers and directors is filed as Exhibit 10.3 hereto and is incorporated by reference herein. The Take-Two Voting Agreements and the Zynga Voting Agreements have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Take-Two, Zynga or the stockholders party thereto. Moreover, the representations and warranties in the Take-Two Voting Agreements and the Zynga Voting Agreements were used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties in the Take-Two Voting Agreements and the Zynga Voting Agreements s should not be relied on as characterization of the actual state of facts about Take-Two, Zynga or the stockholders party thereto.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2022, the board of directors of Zynga approved an amendment to Zynga’s bylaws to add Article XIV, Section 43 to Zynga’s bylaws, providing that (i) the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of Zynga; (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Zynga to Zynga or its stockholders; (c) any action asserting a claim against Zynga arising pursuant to any provision of the Delaware General Corporation Law, Zynga’s certificate of incorporation or Zynga’s bylaws; or (d) any action asserting a claim against Zynga governed by the internal affairs doctrine, and (ii) unless Zynga consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act of 1933, as amended. Certain of these provisions were already included in Zynga’s certificate of incorporation.

The foregoing summary of the amendment to Zynga’s bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of such amendment, a copy of which is attached to this Form 8-K as Exhibit 3.1 and incorporated in this Item 5.03 by reference.

Item 8.01. Other Items.

On January 10, 2022, Take-Two and Zynga issued a joint press release announcing execution of the Merger Agreement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-Looking Statements

Statements contained herein which are not historical facts may be considered forward-looking statements under federal securities laws and may be identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” or words of similar meaning and include, but are not limited to, statements regarding the proposed business combination of Take-Two and Zynga and the outlook for Take-Two’s or Zynga’s future business and financial performance. Such forward-looking statements are based on the current beliefs of Take-Two’s and Zynga’s respective management as well as assumptions made by and information currently available to them, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may vary materially from these forward-looking statements based on a variety of risks and uncertainties including: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain Take-Two’s or Zynga’s respective stockholder approval or the failure to satisfy other conditions to completion of the proposed combination, including receipt of regulatory approvals, on a timely basis or at all; risks that the proposed combination disrupts each company’s current plans and operations; the diversion of the attention of the respective management teams of Take-Two and Zynga from their respective ongoing business operations; the ability of either Take-Two, Zynga or the combined company to retain key personnel; the ability to realize the benefits of the proposed combination, including net bookings opportunities and cost synergies; the ability to successfully integrate Zynga’s business with Take-Two’s business or to integrate the businesses within the anticipated timeframe; the outcome of any legal proceedings that may be instituted against Take-Two, Zynga or others following announcement of the proposed combination; the amount of the costs, fees, expenses and charges related to the proposed combination; the uncertainty of the impact of the COVID-19 pandemic and measures taken in response thereto; the effect of economic, market or business conditions, including competition, consumer demand and the discretionary spending patterns of customers, or changes in such conditions, have on Take-Two’s, Zynga’s and the combined company’s operations, revenue, cash flow, operating expenses, employee hiring and retention, relationships with business partners, the development, launch or monetization of games and other products, and customer engagement, retention and growth; the risks of conducting Take-Two’s and Zynga’s business internationally; the impact of changes in interest rates by the Federal Reserve and other central banks; the impact of potential inflation, volatility in foreign currency exchange rates and supply chain disruptions; the ability to maintain acceptable pricing levels and monetization rates for Take-Two’s and Zynga’s games; and risks relating to the market value of Take-Two’s common stock to be issued in the proposed combination.

Other important factors and information are contained in Take-Two’s and Zynga’s most recent Annual Reports on Form 10-K, including the risks summarized in the section entitled “Risk Factors,” Take-Two’s and Zynga’s most recent Quarterly Reports on Form 10-Q, and each company’s other periodic filings with the SEC, which can be accessed at www.take2games.com in the case of Take-Two, http://investor.zynga.com in the case of Zynga, or www.sec.gov. All forward-looking statements are qualified by these cautionary statements and apply only as of the date they are made. Neither Take-Two nor Zynga undertakes any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication relates to a proposed business combination of Take-Two and Zynga that will become the subject of a registration statement on Form S-4 to be filed by Take-Two with the U.S. Securities and Exchange Commission (the “SEC”), which will include a joint proxy statement/prospectus. The registration statement on Form S-4, including the joint proxy statement/prospectus, will provide full details of the proposed combination and the attendant benefits and risks. This communication is not a substitute for the registration statement on Form S-4, including the joint proxy statement/prospectus, or any other document that Take-Two or Zynga may file with the SEC or send to their respective stockholders in connection with the proposed combination. Investors and security holders are urged to read the registration statement on Form S-4, including the definitive joint proxy statement/prospectus, and all other relevant documents filed with the SEC or sent to Take-Two’s or Zynga’s stockholders as they become available because they will contain important information about the proposed combination. All documents, when filed, will be available free of charge at the SEC’s website (www.sec.gov). You may also obtain these documents by contacting Take-Two’s Investor Relations department at contact@take2games.com; or by contacting Zynga’s Investor Relations department at investors@zynga.com. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

Participants In The Solicitation

Take-Two, Zynga and their respective directors and executive officers may be deemed to be participants in any solicitation of proxies in connection with the proposed business combination. Information about Take-Two’s directors and executive officers is available in Take-Two’s proxy statement dated July 27, 2021 for its 2021 Annual Meeting of Stockholders. Information about Zynga’s directors and executive officers is available in Zynga’s proxy statement dated April 5, 2021 for its 2021 Annual Meeting of Stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement on Form S-4, including the joint proxy statement/prospectus, and all other relevant materials to be filed with the SEC regarding the proposed combination when they become available. Investors should read the registration statement on Form S-4, including the joint proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	Description

2.1*	Agreement and Plan of Merger, dated as of January 9, 2022, by and among Take-Two Interactive Software, Inc., Zynga Inc., Zebra MS I, Inc., and Zebra MS II, Inc.

3.1	First Amendment to Zynga’s Fifth Amended and Restated Bylaws

10.1	Form of Zynga Voting Agreement

10.2	Form of Zynga Voting Agreement

10.3	Form of Take-Two Voting Agreement

99.1	Press Release of Take-Two and Zynga, dated January 10, 2022

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the U.S. Securities and Exchange Commission upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any document so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNGA INC.

Date: January 10, 2022	By:	/s/ Phuong Phillips
Phuong Phillips
Chief Legal Officer and Secretary